                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement            [ ]    Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 204.14a-12

                   PARAMETRIC TECHNOLOGY CORPORATION
           ---------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   PARAMETRIC TECHNOLOGY CORPORATION
           ---------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of Securities to which transaction applies:
        -----------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        -----------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------

        5)  Total fee paid:
        -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
        -----------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:
        -----------------------------------------------------------------------

        3)  Filing Party:
        -----------------------------------------------------------------------

        4)  Date Filed:
        -----------------------------------------------------------------------

                                                              PRELIMINARY FILING


                       PARAMETRIC TECHNOLOGY CORPORATION

                             128 TECHNOLOGY DRIVE
                               WALTHAM, MA 02154


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 8, 1996


          The Annual Meeting of Stockholders of Parametric Technology Corporation, a Massachusetts corporation (the "Company"), will be held at the offices of the Company, 128 Technology Drive, Waltham, MA 02154 on Thursday, February 8, 1996 at 9:00 a.m., local time, to consider and act upon the following matters:

          1. To elect two Class III directors to serve for the ensuing three years.
          2. To approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of the Company's common stock from 75,000,000 to 215,000,000.
          3. To approve amendments to the Company's 1987 Incentive Stock Option Plan (the "Stock Option Plan") to increase the number of shares of the Company's common stock authorized for issuance under the Stock Option Plan by 3,000,000 shares, and to change the designation of persons eligible to receive options under the Stock Option Plan to include consultants.
          4. To approve the Company's 1996 Director Stock Option Plan (the "1996 Director Plan").
          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

          Stockholders of record at the close of business on December 15, 1995 will be entitled to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.


                                          By Order of the Board of Directors,


                                          MARTHA L. DURCAN, Clerk


Waltham, Massachusetts
December 29, 1995





          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                                              PRELIMINARY FILING

                       PARAMETRIC TECHNOLOGY CORPORATION

                             128 TECHNOLOGY DRIVE
                               WALTHAM, MA 02154

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 8, 1996

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parametric Technology Corporation, a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 8, 1996 and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions contained therein. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting.

          On December 15, 1995, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and
entitled to vote an aggregate of [                ] shares of common stock of
the Company (the "Common Stock"). Stockholders are entitled to one vote per share on all matters.

          The Company's Annual Report for the fiscal year ended September 30, 1995 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about December 29, 1995.

VOTES REQUIRED

          The affirmative vote of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the record date is required for the approval of an amendment to the Company's Articles of Organization to increase the number of authorized shares of the Company's Common Stock. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required
(i) for the approval of an increase in the number of shares of Common Stock authorized for issuance under the Company's 1987 Incentive Stock Option Plan (the "Stock Option Plan"), and to change the designation of persons eligible to receive options under the Stock Option Plan to include consultants, and (ii) for the approval of the Company's 1996 Director Stock Option Plan (the "1996 Director Plan").

          Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain from or do not vote with respect to one or more of the matters presented at the Annual Meeting and broker non-votes, as described below) will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not count abstentions as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting with respect to any matter requiring a majority of the shares represented and entitled to vote has the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote at the Annual Meeting with respect to the matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on that matter. Neither an abstention nor a broker non-vote will be treated as voting on a matter requiring a plurality of the shares represented and voting. Since the increase in the number of authorized shares of Common Stock requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote, any shares not voted in favor of the action, including abstentions and broker non-votes, will have the same effect as a vote "against" the matter.

PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information, as of October 31, 1995, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock based upon information provided to the Company; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

                                                               Number of Shares            Percentage of Common
                                                             Beneficially Owned(1)(2)       Stock Outstanding(3)
                                                             ------------------             -----------------

     FMR Corp.(4)                                                   7,237,380                       11.49%
        82 Devonshire Street
        Boston, MA  02109-3614

     Amerindo Investment Advisors Inc.(5)                           6,440,296                       10.22%
        One Embarcadero Center, Suite 2300
        San Francisco, CA  94111

     American Express Financial Advisors Inc.(6)                    4,294,000                        6.82%
        IDS Tower 10
        Minneapolis, MN 55440

     Robert N. Goldman                                                 10,000                            *

     Donald K. Grierson                                                     0                            *

     Oscar B. Marx, III (7)                                               500                            *

     Michael E. Porter                                                  3,100                            *

     Noel G. Posternak                                                 50,000                            *

     Steven C. Walske                                                 664,000                        1.05%

     C. Richard Harrison(8)                                           292,922                            *

     Michael E. McGuinness(8)                                          73,900                            *

     Martha L. Durcan(8)                                                5,704                            *

     James F. Kelliher(8)                                              10,436                            *

     Mark J. Gallagher(8)                                              78,740                            *

     All directors, nominees for director and
     executive officers as a group (15 persons)                     1,419,192                        2.24%

_________________
*    Less than 1% of outstanding shares of Common Stock.

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) The amounts listed include the following shares of Common Stock that may be acquired on or prior to December 30, 1995 through the exercise of options:
     Mr. Goldman, 10,000 shares; Mr. Posternak, 30,000 shares; Mr. Walske, 85,000 shares; Mr. Harrison, 210,000 shares; Mr. McGuinness, 73,500 shares; Ms. Durcan, 5,250 shares; Mr. Kelliher, 10,000 shares; and all directors and executive officers as a group, 460,155 shares.

(3) For purposes of determining the percentage of Common Stock outstanding, the number of shares deemed outstanding is 62,997,238 shares outstanding as of October 31, 1995 and any shares subject to options held by the person or entity in question that are exercisable on or prior to December 30, 1995.

(4) Information provided in a Schedule 13G filed with the Company on May 8, 1995. Investor has sole voting power with respect to 189,600 shares and shared voting power with respect to 0 shares. FMR Corp. disclaims beneficial ownership of 72,000 of such shares held by Fidelity International Limited ("FIL"). Prior to June 30, 1980, FIL was a majority-owned subsidiary of Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. On that date, the shares of FIL held by Fidelity were distributed, as a dividend, to the shareholders of FMR Corp. FIL currently operates as an entity independent of FMR Corp. and Fidelity.

(5) Information provided in a Schedule 13G filed with the Company on September 7, 1995.

(6) Information provided in a Schedule 13G filed with the Company on February 13, 1995. Investor has sole voting power with respect to 0 shares and shared voting power with respect to 952,800 shares. Investor has shared investment power with respect respect to 4,294,000 shares.

(7)  The amount listed is held by the O.B. Marx, III Revocable Trust.

(8) The amounts listed include the following shares of Common Stock owned by the named person jointly with his or her spouse: Mr. Harrison, 82,922 shares; Mr. McGuinness, 294 shares; Ms. Durcan, 454 shares; Mr. Kelliher, 436 shares; and Mr. Gallagher, 18,944 shares.



                             ELECTION OF DIRECTORS

          The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, two Class II directors and two Class III directors, whose terms expire, respectively, at the 1997, 1998 and 1996 Annual Meetings of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal). At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms then expire. The two Class III directors elected at the Annual Meeting will be elected to serve until the 1999 Annual Meeting of Stockholders (subject to the election and qualification of their successors and to their earlier death, resignation or removal).

          The persons named in the enclosed proxy will vote to elect C. Richard Harrison and Robert N. Goldman as Class III directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class III director of the Company.

          Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

          The table on the following page sets forth, for each nominee as a Class III director and for each director of the Company whose term continues after the Annual Meeting, his name and age, his positions and offices with the Company, his principal occupations and business experience for the past five years, the names of other publicly-held companies of which he is a director, the year since which he has served as a director of the Company, if applicable, and the year his term as a director of the Company will expire.

            Name, Age, Principal Occupation,                                             Director
        Business Experience and Directorships                                              Since            Term Expires
        -------------------------------------                                              -----            ------------
NOMINEES FOR CLASS III DIRECTORS:

  C. Richard Harrison, age 40                                                               1994                1999
     President and Chief Operating Officer of the Company since August
     1994;  Senior Vice President of Sales and Distribution of the Company
     from September 1991 to August 1994;  Vice President of Sales and
     Distribution of the Company from May 1987 to September 1991.

  Robert N. Goldman, age 46                                                                 1991                1999
     President and Chief Executive Officer of Object Design Inc., a software developer since November, 1995;  Chairman of the Board of Trinzic Corp.,
     a software developer, from June 1986 to August 1995;  Chief Executive
     Officer of Trinzic Corp. from June 1986 to October 1992;  President of
     Trinzic Corp. from June 1986 to January 1991;  director of Intersolv, Inc.
     and SystemSoft Corporation.
CONTINUING DIRECTORS:
                         CLASS I DIRECTORS

  Donald K. Grierson, age 61                                                                1987                1997
     President and Chief Executive Officer of ABB Vetco Gray, Inc., an oil
     services business, since May 1991; Chairman of the Board of ABB Vetco Gray,
     Inc. from November 1990 to May 1991; private investor and business consultant from December 1985 to November 1990;
     director of Alpha Technology, Inc.

  Oscar B. Marx, III, age 56 (1)                                                            1995                 1997
     President and Chief Executive Officer of TMW Enterprises, a
     start-up venture in the autoparts industry, since July 1995;  President and Chief Executive Officer of Electro - Wire Products, Inc., an
     electrical distribution company, from June 1994 to July 1995;
     Vice President - Automotive Components Group of Ford Motor
     Company from January 1988 to June 1994.

  Noel G. Posternak, age 59                                                                 1989                 1997
     Senior Partner in the law firm of Posternak, Blankstein & Lund since 1980.
                    CLASS II DIRECTORS

  Michael E. Porter, age 48                                                                 1995                 1998
     Professor at Harvard Business School since 1973;  director of
     Thermo Quest Corporation and Alpha Beta Technologies, Inc.

  Steven C. Walske, age 43                                                                  1986                 1998
     Chairman of the Board of Directors of the Company since August
     1994;  Chief Executive Officer of the Company since December
     1986;  President of the Company from December 1986 to August 1994;
     director of Synopsys, Inc., Video Server, Inc. and Logic Works, Inc.

__________________
(1) On September 15, 1995, the Board of Directors increased the number of directors of the Company from six to seven and elected Mr. Marx as a Class I director of the Company to serve until the 1997 Annual Meeting.

BOARD AND COMMITTEE MEETINGS

          The Board of Directors held six meetings during the fiscal year ended September 30, 1995. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of other meetings held by all committees of the Board of Directors on which he then served.

          The Board of Directors has an Audit Committee which meets with the Company's independent accountants and reports on such meetings to the Company's Board of Directors. The Audit Committee reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit, reviews fees of the independent accountants, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 1995. The fiscal 1995 Audit Committee members were Messrs. Goldman, Porter and Posternak (Chairman). The current members of the Audit Committee are Messrs. Goldman, Marx and Porter (Chairman).

          The Board of Directors has a Compensation Committee which provides recommendations to the Board of Directors regarding executive and employee compensation and administers the Company's bonus programs, the Stock Option Plan and the Company's 1991 Employee Stock Purchase Plan (the "Purchase Plan"). The Compensation Committee met twice during the fiscal year ended September 30, 1995. The fiscal 1995 Compensation Committee members were Messrs. Goldman (Chairman) and Porter. Messrs. Goldman (Chairman) and Porter also constitute the Officers' Stock Option Committee, which grants stock options under the Company's Stock Option Plan to employee directors and officers subject to Section 16 (collectively "Section 16 Officers") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Officers' Stock Option Committee met four times during the fiscal year ended September 30, 1995. As of November 17, 1995, Mr. Posternak replaced Mr. Porter on both committees.

DIRECTOR COMPENSATION

          During the fiscal year ended September 30, 1995, directors who were not employees of the Company received the following directors' fees in consideration of their services as directors of the Company: an annual retainer in the amount of $10,000 and $2,000 per Board of Directors meeting whether attended in person or by telephone conference, as well as reimbursement of travel expenses. Additionally, members of the Audit Committee of the Board of Directors received a fee of $1,000 per meeting of the Audit Committee whether attended in person or by telephone conference. Directors who are also employees of the Company do not receive any compensation for their services as directors of the Company.

          On February 4, 1992, the stockholders approved the 1992 Director Stock Option Plan of the Company (the "1992 Director Plan"), which authorizes the granting of non-qualified stock options for the purchase of a maximum of 320,000 shares (subject to future adjustment for stock splits and similar capital changes) of Common Stock to non-employee directors of the Company. Options to purchase an aggregate of 40,000 shares of Common Stock were automatically granted to each of Messrs. Goldman, Grierson and Posternak on February 4, 1992. In addition, any new director elected to the Board of Directors on or before the date of the 1996 Annual Meeting of Stockholders who is an eligible director shall automatically be granted, on the effective date of such election, options to purchase an aggregate of 40,000 shares of Common Stock. Accordingly, options to purchase 40,000 shares of Common Stock were automatically granted to Messrs. Porter (Class II director) and Marx (Class I director) upon their election as directors of the Company on February 9, 1995 and September 15, 1995, respectively. Options granted under the 1992 Director Plan shall become exercisable in four equal annual installments commencing one year following the date of grant if and only if the optionee is a director of the Company on such anniversary date. The options have a term of ten years and an exercise price equal to the last sale price of the Common Stock as reported by the Nasdaq Stock Market's National Market (the "Nasdaq Stock Market") on the date of grant. The option exercise price is payable in cash or in shares of Common Stock having an aggregate fair market value, at the time of such payment, equal to the total option price for the number of shares of Common Stock for which payment is then being made, or a combination thereof. As of September 30, 1995, options granted under the 1992 Director Plan were outstanding for the purchase of 70,000, 40,000 and 40,000 shares of Common Stock at exercise prices of $17.5625, $37.250 and $60.25, respectively. Unless amended, no options will be granted under the 1992 Director Plan after the date of the 1996 Annual Meeting of Stockholders.

                      COMPENSATION OF EXECUTIVE OFFICERS

          The following table provides certain information for the fiscal years ended September 30, 1995, 1994 and 1993 concerning compensation paid to or accrued for (i) the Company's Chief Executive Officer, (ii) the other four most highly compensated executive officers who were serving as executive officers of the Company on September 30, 1995 and whose salary and bonus for fiscal year 1995 exceeded $100,000, and (iii) one additional individual who ceased serving as an executive officer prior to September 30, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                                               Long-Term
                                                                                             Compensation
                                                                                             -------------
                                                                                                Awards
                                                                                                ------
                                                            Annual Compensation            Shares Underlying       All Other
                                                           ---------------------
  Name and Principal Position            Year          Salary($)(1)      Bonus($)(2)           Options(#)      Compensation($)(3)
  ---------------------------            ----          ---------         --------              ----------      ---------------
  Steven C. Walske                       1995            300,000          500,000                300,000            4,620
   Chairman of the Board                 1994            300,000          426,400                100,000            4,620
   of Directors and Chief                1993            250,000          400,000                200,000            4,497
   Executive Officer

  C. Richard Harrison                    1995            250,000          500,000                300,000            3,968
   President and Chief                   1994             60,000          497,165                200,000            3,000
   Operating Officer                     1993             60,000          651,683                 80,000            3,000

  Michael E. McGuinness                  1995             60,000          498,362                 75,000            6,590
   Senior Vice President of              1994             50,000          130,343                 50,000            6,100
   Sales and Distribution                1993             50,000          290,912                      0            6,100

  Martha L. Durcan                       1995             90,000           33,000                  5,000            3,876
   Vice President of Administration,     1994             76,731            9,900                 18,000            3,731
   Corporate Counsel and Clerk           1993             70,502                0                  3,000              404

  James F. Kelliher                      1995             93,865           30,000                 11,000            3,699
   Vice President of Finance             1994            122,923                0                  5,000            3,746
   and Assistant Treasurer               1993             84,500            3,000                  9,000            3,325

  Mark J. Gallagher(4)                   1995            175,000          130,000                      0            4,620
   Former Senior Vice President of       1994            155,000           74,100                130,000            4,620
   Finance and Administration, Chief     1993            140,000           70,000                 60,000            4,497
   Financial Officer and Treasurer
   (resigned June 30, 1995)

__________________
(1) Salary includes amounts deferred pursuant to the Parametric Technology Corporation 401(k) Savings Plan.

(2) Amounts shown, except for those discussed below relating to Messrs. Harrison and McGuinness, are the awards made under the Company's incentive plans, which amounts are earned and accrued during the fiscal years indicated and paid subsequent to the end of each fiscal year. Amounts shown for Mr. McGuinness are comprised of sales commissions based on revenue. Amounts shown for Mr. Harrison for fiscal years 1994 and 1993 are comprised of sales commissions based on revenue and a cash bonus for meeting his stretch goal in fiscal year 1993. Mr. McGuinness, in fiscal years 1995, 1994 and 1993, and Mr. Harrison, in fiscal years 1994 and 1993, were not entitled to receive awards under the Company's incentive plans.

(3) Amounts shown are the Company's matching contributions made under the Parametric Technology Corporation 401(k) Savings Plan, except that the figures shown for Mr. McGuinness also include $3,600 for his automobile allowance.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1995

          The following table provides information regarding options granted under the Company's Stock Option Plan during the fiscal year ended September 30, 1995 to the executive officers named in the Summary Compensation Table.

                                                      Individual Grants
                          -----------------------------------------------------------------------
                               Number of                                                                 Potential Realizable Value
                                  Shares    Percentage of Total                                             at Assumed Annual Rates
                              Underlying        Options Granted         Exercise                        of Stock Price Appreciation
                                 Options        to Employees in        Price Per       Expiration                for Option Term(3)
Name                      Granted (#)(1)      Fiscal Year (%)(2)       Share ($)         $Date           5%($)(4)        10% ($)(4)
----                      -----------         ---------------          ---------         -----           -----           -------
Steven C. Walske                 300,000                 9.7500%          43.625         5/10/05         8,230,658       20,858,104

C. Richard Harrison              300,000                 9.7500%          43.625         5/10/05         8,230,658       20,858,104

Michael E. McGuinness             30,000                                  37.250         2/09/05
                                  10,000                                  43.625         5/10/05
                                  35,000                                  60.250         9/15/05
                                  ------
                                  75,000                 2.4374%                                         2,303,327        5,837,082

Martha L. Durcan                   5,000                 0.1625%          43.625         5/10/05           137,178          347,635

James F. Kelliher                  3,000                                  34.750        11/17/04
                                   8,000                                  37.250         2/09/05
                                   -----
                                  11,000                 0.3575%                                           252,973           641,083


Mark J. Gallagher                      0

_________________
(1) All options granted to the named executive officers are exercisable in four equal annual installments, commencing one year after the date of grant.
     The Stock Option Plan provides that the exercise price of each option must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted. The exercise price may be paid in cash or, subject to certain limitations for shares previously acquired upon exercise of options, in shares of Common Stock, or in a combination of cash and shares. Pursuant to employment agreements, the options held by Mr. Walske and Mr. Harrison become exercisable (i) in full upon a "change in control" of the Company (as described under the section entitled "Employment Agreements") or upon the individual's death or disability, and (ii) for the number of shares for which they would have been exercisable had the optionee's employment continued for an additional year after the termination of the optionee's employment without "cause" or after a "change in status".

(2) During the fiscal year ended September 30, 1995, the Company granted options under the Stock Option Plan to its employees to purchase a total of 3,077,050 shares of Common Stock and cancelled options to purchase 289,525 shares of Common Stock.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionees is possible without an increase in the price of the Common Stock, which will benefit all stockholders proportionately.

(4) In order to realize the potential values over the option term set forth in the 5% and 10% columns of this table, the per share price of the Common Stock would be as follows:

           Date of  Exercise Price      Prices at:      Percentage Increases at:
           -------  --------------      ----------      ------------------------
            Grant      per Share       5%         10%        5%       10%
            -----      ---------       --         ---        --       ---
         11/17/94       $34.750      $56.60   $90.13        63%       159%
          2/09/95       $37.250      $60.68   $96.62        63%       159%
          5/10/95       $43.625      $71.06  $113.15        63%       159%
          9/15/95       $60.250      $98.14  $156.27        63%       159%


    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND FY-END OPTION VALUES


          The following table sets forth information regarding stock options exercised by the named executive officers during fiscal 1995 and the value of in-the-money unexercised options held by them as of September 30, 1995.

                                                                              Number of Shares             Value of Unexercised
                                                                           Underlying Unexercised         In-the-Money Options
                              Shares                                        Options at FY-End (#)            at FY-End($)(2)
                                                                            ---------------------            ---------------
                            Acquired on              Value                     Exercisable/                     Exercisable/
Name                          Exercise           Realized ($)(1)              Unexercisable                    Unexercisable
----                          --------           ---------------              -------------                    -------------
Steven C. Walske               225,000               5,390,125                   215,000/                       11,684,375/
                                                                                  525,000                        12,890,625

C. Richard Harrison             20,000                 617,067                   220,000/                       10,387,183/
                                                                                  490,000                        11,656,250

Michael E. McGuinness           13,000                 394,313                    68,500/                        3,121,031/
                                                                                  122,500                         2,503,594

Martha L. Durcan                 4,000                  79,063                     4,500/                          146,563/
                                                                                   21,000                           603,313

James F. Kelliher                1,000                  34,188                     7,250/                          249,563/
                                                                                   21,750                           647,063

Mark J. Gallagher               64,150               2,209,775                    80,850/                        2,920,931/
                                                                                  142,500                         4,780,313

_________________
(1) Market value of the underlying shares on the date of exercise less the option exercise price.

(2) Market value of shares covered by in-the-money options on September 30, 1995, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors is composed of two outside directors. The two outside directors also serve as the Officers' Stock Option Committee to grant stock options to Section 16 Officers. The compensation for the Company's executive officers is set by the Board of Directors, after consideration of the Compensation Committee's recommendations.


Compensation Objectives

          The basic philosophy underlying the Company's compensation programs is to align executive compensation with increases in stockholder value. Several key objectives are reflected within this basic philosophy, one of which is to enable the Company to attain its annual market penetration and financial targets. Another key objective is to ensure that a major portion of each executive's cash compensation is linked to significant improvements in the Company's financial performance. The third key objective is to make it possible for the Company to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals.


Executive Compensation Programs

          The Company's executive compensation programs, which contain no special perquisites, consist of three principle elements: base salary, cash bonus and stock options. The Company's objective is to emphasize incentive compensation in the form of bonuses and stock option grants, rather than base salary. The Board of Directors sets the annual base salary for executives, after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluations of past performance and assessments of expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding salaries prevailing in the industry but does not utilize any particular indices.

          The Company maintains incentive plans (the "IPs") under which executive officers (including the Chief Executive Officer), other than those participating in sales activities, are paid cash bonuses subsequent to the end of each fiscal year. Executive officers who do not participate in the IPs are paid a commission based on revenue and receive a special cash bonus if they meet their respective stretch goals. The bonuses under the IPs are dependent primarily on the Company's financial performance and achievement of corporate objectives established by the Board of Directors prior to the start of each fiscal year.

          The IPs for fiscal 1995 set forth three performance factors including, for each participating executive officer, earnings per share and revenue. The third factor for two of the participating officers (including the Chief Executive Officer) was based upon the number of software seats licensed, and for the remaining two participating officers, on other individual performance goals. Three different target levels were established for each performance factor and a gross target bonus corresponding to each of the three target levels was set. A weight was then assigned to each of the performance factors and the actual bonus earned was calculated using a formula which weighed the three performance factors. If the Company failed to meet the minimum profitability target for fiscal 1995, the executives would not have been eligible to receive a cash bonus. The various elements of the bonus calculation formula were set by the Board of Directors, after consideration of the Compensation Committee's recommendation.

          Total compensation for executive officers also includes long-term incentives offered by stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders due to the fact that executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. In determining the amount of such grants, the Officers' Stock Option Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming fiscal year, responsibilities of each executive in prior years and the size of awards made to each such officer in prior years relative to the Company's overall performance. It has been the Company's practice to fix the exercise price of options, which generally become exercisable in equal annual installments over a period of four years commencing one year after the date of grant, at 100% of the fair market value on the date of grant. Therefore, the long-term value realized by executives through option exercises can be directly linked to the enhancement of stockholder value.


Chief Executive Officer Compensation

          The Chief Executive Officer's performance was evaluated, and his compensation determined, in accordance with the factors described above applicable to executive officers generally. For the fiscal year ended September 30, 1995, the Chief Executive Officer earned a cash bonus of $500,000, which represented 63% of his total cash compensation (base salary plus cash bonus) and a 17% increase over the cash bonus earned in fiscal 1994. This amount reflects the increases in earnings per share of 40.4% (excluding non-recurring charges), revenue of 47.7%, and the number of software seats licensed of 34.7% over the prior year.

          During the fiscal year ended September 30, 1995, the Officers' Stock Option Committee granted to the Chief Executive Officer an option to purchase 300,000 shares of the Company's Common Stock. The amount of the grant reflects the senior position held by the Chief Executive Officer within the Company, the significant contributions made by the Chief Executive Officer to the Company in fiscal 1995 and those anticipated to be made by him in the future, and the strong results achieved by the Company during a period in which the senior management team was re-engineered and the Company made its first acquisitions.


Compensation Deductibility

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for the purposes of that limit. The Company's Stock Option Plan was amended in November 1994 to limit the number of options which may be granted to any single individual under the Stock Option Plan in order to qualify for the exclusion on deductibility. Accordingly, none of the compensation paid by the Company in fiscal 1995 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of
Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.


                                              Compensation Committee



                                              Robert N. Goldman, Chairman
                                              Michael E. Porter

STOCK PERFORMANCE GRAPH

          The Stock Performance Graph set forth below compares the cumulative stockholder return on the Common Stock of the Company from September 28, 1990 to September 29, 1995, with the cumulative total return of the Nasdaq (U.S. Companies) Index and the Nasdaq Computer & Data Processing Index over the same period. The Stock Performance Graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on September 28, 1990 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.



       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PARAMETRIC TECHNOLOGY
        CORPORATION, NASDAQ (U.S. COMPANIES) INDEX AND NASDAQ COMPUTER
                           AND DATA PROCESSING INDEX


                             [GRAPH APPEARS HERE]

                    _________________________________________________

                    PTC:     Parametric Technology Corporation
                    Nasdaq:  Nasdaq (U.S. Companies) Index
                    NC&D:    Nasdaq Computer & Data Processing Index
                    _________________________________________________

                                            9/28/90      9/30/91      9/30/92      9/30/93      9/30/94      9/29/95
                                            -------      -------      -------      -------      -------      -------
Parametric Technology Corporation              $100         $255         $729       $1,262       $1,036       $1,917
Nasdaq (U.S. Companies) Index                   100          157          176          231          233          321
Nasdaq Computer & Data Processing Index         100          196          231          275          306          492

EMPLOYMENT AGREEMENTS

          Agreement with Mr. Walske

          The Company has entered into an agreement with Mr. Walske which provides for certain benefits for him in the event of a termination of his employment under certain circumstances and upon the occurrence of certain events. Under the agreement, in the event the Company elects to terminate Mr. Walske's employment (other than for "cause", as defined in the agreement), or effects a "change in status" of Mr. Walske (which, as defined in the agreement, includes a diminution in title, responsibilities or compensation), Mr. Walske shall be entitled to receive (i) during the six-month period following such an event (or until such earlier date as he commences employment with another company), a salary at a rate equal to two times the highest annual salary (excluding bonuses) received by him in the prior six months, and (ii) provided he remains employed with the Company for such six-month period, a bonus equal to Mr. Walske's most recent fiscal year-end bonus. The agreement also provides that the outstanding options held by Mr. Walske under the Stock Option Plan shall become exercisable (i) in full upon a "change in control" of the Company, which in general includes (a) any person becoming the beneficial owner of 50% or more of the voting power of the Company, (b) a change in a majority of the Company's directors, or (c) the approval by the stockholders of a merger or consolidation in which the Company's stockholders do not have majority voting power of the surviving entity, a liquidation of the Company or a sale or disposition of all or substantially all of the Company's assets, or upon the death or disability of Mr. Walske, and (ii) for such number of shares of Common Stock for which they would have been exercisable had Mr. Walske's employment continued for one year following a termination of his employment without "cause" or a "change in status" of Mr. Walske.


          Agreement with Mr. Harrison

          The Company has entered into an agreement with Mr. Harrison which provides for certain benefits for him in the event of a termination of his employment under certain circumstances and upon the occurrence of certain events. The benefits provided under this agreement are substantially similar to those provided to Mr. Walske discussed above under this section except for the following: in the event the Company elects to terminate the employment of Mr. Harrison without "cause", or effects a "change in status" of Mr. Harrison, there is no provision for a bonus to be paid to Mr. Harrison.


          Agreement with Mr. Gallagher

          Mr. Gallagher resigned his position as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer effective June 30, 1995. The Company entered into an agreement with Mr. Gallagher to continue to employ him at an annual salary of $175,000 for a term which ended on October 19, 1995. Mr. Gallagher also received a pro-rated bonus under the Company's IPs for his contributions during fiscal 1995 of $130,000.



SECTION 16(A) REPORTING DELINQUENCY

          During the fiscal year ended September 30, 1995, Donald K. Grierson, a director of the Company, filed his Statement of Changes in Beneficial Ownership on Form 4 after the date on which such form was required to be filed with the Securities and Exchange Commission by Section 16(a) of the Exchange Act.

  APPROVAL OF AMENDMENT TO THE ARTICLES OF ORGANIZATION INCREASING AUTHORIZED
                            SHARES OF COMMON STOCK

          The Board of Directors of the Company recommends that the stockholders approve an amendment to Article 3 of the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 75,000,000 to 215,000,000. As of October 31, 1995, the Company had a total of 62,997,238 shares of Common Stock issued and outstanding, 8,299,347 shares reserved for issuance under its Stock Option Plan, 639,668 shares reserved for issuance under its Purchase Plan, 240,000 shares reserved for issuance under its 1992 Director Plan, and 381,671 shares reserved for issuance under a stock option plan assumed in one of the Company's acquisitions.

          The Board of Directors believes that it is important to ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. If this amendment is adopted by the stockholders, the additional authorized Common Stock would be available for issuance from time to time in the future for such corporate purposes, including stock splits and stock dividends, financings, and acquisitions, as the Board may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in carrying out corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. In addition, the issuance of additional shares of Common Stock could also lead to the dilution of existing stockholders. The Company may from time to time be reviewing potential acquisition candidates but has no present commitments or agreement with respect to any transactions involving the issuance of additional shares of Common Stock. The Board of Directors of the Company believes that the amendment to the Articles of Organization is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Articles of Organization.



         APPROVAL OF AMENDMENT TO THE 1987 INCENTIVE STOCK OPTION PLAN

          On November 17, 1995, the Board of Directors adopted, subject to stockholder approval, amendments to the Stock Option Plan to (i) increase the number of shares of Common Stock which may be issued under the Stock Option Plan by 3,000,000 shares, and (ii) change the designation of persons eligible to receive options under the Stock Option Plan to include consultants.

          Success of the Company depends, in large part, on its ability to attract, retain and motivate key employees and consultants with experience and ability. The Board of Directors of the Company believes that the opportunity to receive options under the Stock Option Plan provides an important incentive to employees and consultants of the Company and that the Stock Option Plan will assist the Company in attracting and retaining competent personnel. Accordingly, the Board of Directors of the Company believes that the amendments to the Stock Option Plan are in the best interests of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendments to the Stock Option Plan.

OPTION PLAN ACTIVITY

          As of October 31, 1995, options to purchase an aggregate of 13,096,653 shares under the Stock Option Plan had been exercised and options to purchase 7,042,062 shares were outstanding. Without taking into account the proposed amendment to the Stock Option Plan, 1,257,285 shares of Common Stock remained available for future stock option grants under the Stock Option Plan as of October 31, 1995. The closing price of the Company's Common Stock on October 31, 1995 as reported by the Nasdaq Stock Market was $66.875 per share.

          In addition to those options granted to key employees under the Stock Option Plan, options to purchase an aggregate of 29,000 shares of Common Stock have been granted, subject to stockholder approval, to consultants of the Company on November 17, 1995 as compensation for services to be performed on behalf of the Company and include an option to purchase 4,000 shares of Common Stock granted to Michael Porter, a director of the Company, for services to be performed pursuant to a consulting agreement between Mr. Porter and the Company. The exercise price of such options is $67.00, which was 100% of the fair market value on the date of grant.

SUMMARY OF THE STOCK OPTION PLAN

          The Stock Option Plan currently provides for the granting of options for the purchase of shares of Common Stock of the Company to employees of the Company and certain of its subsidiaries. Options granted under the Stock Option Plan may be either incentive stock options within the meaning of Section 422 of the Code, or non-qualified stock options. The purpose of the Stock Option Plan is to encourage ownership of Common Stock by key employees of the Company and to provide additional incentive to promote the growth, development and financial success of the Company's business. Grants to any individual under the Stock Option Plan are limited in any fiscal year to 1,000,000 shares.

          The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Stock Option Plan, the Compensation Committee (and with respect to grants to Section 16 Officers, the Officers' Stock Option Committee) has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock covered by the option, (ii) when the option becomes exercisable (generally in four equal annual installments, commencing one year after the date of grant), (iii) the option exercise price, and (iv) the duration of the option. The Stock Option Plan provides that the exercise price of each option must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted and that the duration of an option may not be more than ten years from the date of grant. During the lifetime of the optionee, his or her option is exercisable only by him or her and is not transferable except by will or by the laws of descent and distribution and, in the case of Section 16 Officers, except as otherwise permitted by Rule 16b-3 (or any successor provision) under the Exchange Act.

          Both incentive stock options and non-qualified stock options may be granted to employees of the Company and certain of its subsidiaries. The Compensation Committee or the Officers' Stock Option Committee selects the employees to whom options will be granted and determines the terms of each option, as described above. In making such determination, the Compensation Committee takes into account several factors including, but not limited to, the responsibilities of the employee, his or her present and potential contributions to the success of the Company and anticipated years of future service of the employee. As of October 31, 1995, approximately 2,000 employees were eligible to receive options under the Stock Option Plan. In fiscal 1995, the Company granted options under the Stock Option Plan to approximately 1,100 of its eligible employees to purchase a total of 3,077,050 shares. Options are exercisable only during an optionee's term of employment, and for twelve months after termination of employment as a result of death or permanent disability or for three months after termination as a result of retirement. The options terminate upon a reorganization, consolidation or merger of the Company if the Company is not the survivor, and the survivor does not assume the options or issue substitute options therefor, or upon the dissolution or liquidation of the Company, if an optionee is given the right, prior to termination, to exercise any options held.

          The Board of Directors or the Compensation Committee may terminate or modify the Stock Option Plan at any time, provided that (i) the approval of the stockholders of the Company is obtained to increase the aggregate number of shares which may be issued under the Stock Option Plan, change the designation of the employees or class of employees eligible to receive options under the Stock Option Plan or materially increase the benefits accruing to participants in the Stock Option Plan; (ii) neither the Board of Directors nor the Compensation Committee takes any action to impair an optionee's rights or increase his or her obligations with respect to any outstanding options without the written consent of such optionee; and (iii) neither the Board of Directors nor the Compensation Committee takes any action to cause any incentive stock option granted under the Stock Option Plan to fail to qualify as an incentive stock option under Section 422 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the federal income tax treatment of incentive stock options and non-qualified stock options granted under the Stock Option Plan.

          Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option under the Stock Option Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for federal income tax purposes. The exercise of incentive stock options gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

          If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an incentive stock option.

          Non-qualified Stock Options. No income is realized by the optionee at the time a non-qualified option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and
(b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.



                  APPROVAL OF 1996 DIRECTOR STOCK OPTION PLAN

          On November 17, 1995, the Board of Directors of the Company adopted, subject to stockholder approval, the 1996 Director Plan of the Company which will cover an aggregate of up to 90,000 shares of Common Stock. The 1996 Director Plan will replace the current 1992 Director Plan of the Company, which expires on the date of the 1996 Annual Meeting of Stockholders. The purpose of the 1996 Director Plan is to attract and retain qualified persons, who are not also officers or employees of the Company (the "Eligible Directors"), to serve as directors of the Company and to encourage stock ownership in the Company by such directors. Stockholder approval of the 1996 Director Plan is required. The Board of Directors believes that the adoption and approval of the 1996 Director Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

ADMINISTRATION AND ELIGIBILITY

          The 1996 Director Plan authorizes the grant of non-qualified stock options to purchase up to a maximum of 90,000 shares (subject to future adjustment for stock splits and similar capital changes) of Common Stock to Eligible Directors. On the date of the Annual Meeting, Messrs. Goldman (subject to his election as a Class III director at the Annual Meeting), Grierson, Marx, Posternak and Porter will be eligible to participate in the 1996 Director Plan. Awards made under the 1996 Director Plan are intended to be "formula awards" within the meaning of Rule 16b-3 of the Exchange Act. Grants of options under the 1996 Director Plan are automatic as described below. However, all questions of interpretations with respect to the 1996 Director Plan are determined by the Board of Directors.

PURCHASE TERMS AND PRICE

          Options to purchase 10,000 shares of Common Stock under the 1996 Director Plan are automatically granted to each Eligible Director at the time of initial election to the Board of Directors at an annual meeting or otherwise. In addition, immediately following the Annual Meeting of Stockholders each year, each Eligible Director continuing in office after such meeting will automatically be granted options to purchase 2,500 shares of Common Stock. The options become exercisable in four equal annual installments commencing one year following the date of grant, but only if the option holder is a director on that anniversary date. Options have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the grant date, which will be the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market on the date of grant. The closing price of the Company's Common Stock on October 31, 1995 as reported by the Nasdaq Stock Market was $66.875. The exercise price may be paid in cash, certified or bank check or, if the option so provides, in shares of Common Stock, or a combination thereof.

FEDERAL INCOME TAX CONSEQUENCES

          No taxable income will be recognized by the optionee upon the grant of a stock option under the 1996 Director Plan. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

OPTIONS TO BE GRANTED

          In accordance with the terms of the 1996 Director Plan, each of the five directors and nominees for director who are eligible to participate in the 1996 Director Plan will automatically receive options to purchase 2,500 shares of Common Stock. The grant to Mr. Goldman is subject to his election by the stockholders as a Class III director at the Annual Meeting. The exercise price of these options will be equal to the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market on the date of grant.

AMENDMENT AND MERGER OF PRIOR PLAN

          The 1996 Director Plan constitutes an amendment and restatement of the Company's 1992 Director Plan, which, if the 1996 Director Plan is approved by the stockholders, will be superseded by the 1996 Director Plan. No additional options will be granted under the 1992 Director Plan, but the rights and privileges of holders of outstanding options under the 1992 Director Plan will not be adversely affected by the foregoing action. For a description of the grants under the 1992 Director Plan to the Company's current directors, see "Director Compensation".



                INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

          On November 17, 1995 the Board of Directors of the Company upon recommendation of its Audit Committee approved a change in the Company's independent accountants from Price Waterhouse LLP to Coopers & Lybrand L.L.P. effective for the fiscal year ending September 30, 1996.

          Price Waterhouse LLP has served as the Company's independent accountants for the four most recent fiscal years. During these periods, the Company did not have any disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did any reports issued by Price Waterhouse LLP contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

          Representatives of Coopers & Lybrand L.L.P. and Price Waterhouse LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.



                                 OTHER MATTERS

          The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

          All costs of solicitation of proxies will be borne by the Company. Such costs will include a $7,500 fee to Georgeson & Company Inc., which has been retained to assist with proxy solicitations. The Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

          Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Waltham, Massachusetts not later than August 31, 1996 for inclusion in the proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, proponents should submit their proposals by Certified Mail-Return Receipt Requested.



                                         By Order of the Board of Directors,



                                         MARTHA L. DURCAN, Clerk



December 29, 1995



          THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                              PRELIMINARY FILING

                       PARAMETRIC TECHNOLOGY CORPORATION
                 PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 8, 1996

     The undersigned, having received notice of and the Proxy Statement relating to the 1996 Annual Meeting of Stockholders to be held on February 8, 1996, at 9:00 a.m. at 128 Technology Drive, Waltham, MA 02154, and revoking all prior proxies, hereby appoint(s) Edwin J. Gillis and Martha L. Durcan, and each of them acting singly, with full power of submission, as proxies to represent and vote on behalf of the undersigned, as designated below, all shares of common stock, $ .01 par value per share, (the "Common Stock") of Parametric Technology Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Stockholders and any adjournment or adjournments thereof (the "Annual Meeting"). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   1.  Election of directors     NOMINEES: C.Richard Harrison, Robert N. Goldman

       [ ] FOR   [ ] WITHHELD
       For, except vote withheld from the following nominee:_________________


   2. To approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of the Company's Common Stock from 75,000,000 to 215,000,000.

       [ ] FOR   [ ]  AGAINST   [ ]  ABSTAIN


   3. To approve amendments to the Company's 1987 Incentive Stock Option Plan (the "Stock Option Plan") to increase the number of shares of the Company's Common Stock authorized for issuance under the Stock Option Plan by 3,000,000 shares, and to change the designation of persons eligible to receive options under the Stock Option Plan to include consultants.

       [ ] FOR   [ ]  AGAINST   [ ]  ABSTAIN


   4.  To approve the Company's 1996 Director Stock Option Plan.

       [ ] FOR   [ ]  AGAINST   [ ]  ABSTAIN


     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF A CHOICE IS NOT SPECIFIED WITH RESPECT TO ANY PROPOSAL LISTED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this Proxy unless the undersigned shall revoke this Proxy in writing or shall vote in person at the Annual Meeting.

     EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                       Date: _______________________


                                       _________________________________________

                                       _________________________________________
                                       IN SIGNING, PLEASE WRITE NAME(S) EXACTLY
                                       AS APPEARING ON YOUR STOCK CERTIFICATE.
                                       IF SHARES ARE HELD JOINTLY, EACH JOINT
                                       OWNER SHOULD PERSONALLY SIGN. WHEN
                                       SIGNING AS ATTORNEY, EXECUTOR,
                                       ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                       PLEASE GIVE FULL TITLE AS SUCH. IF A
                                       CORPORATION, PLEASE SIGN FULL CORPORATE
                                       NAME BY PRESIDENT OR OTHER AUTHORIZED
                                       OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN
                                       PARTNERSHIP NAME BY AUTHORIZED PERSON.